                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement of LHC Group, Inc. on Form S-1 of our report dated March 11, 2005, with respect to the consolidated financial statements of LHC Group, Inc. appearing in the Prospectus included in Registration Statement No. 333-120792 which was declared effective on June 8, 2005.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                                           /s/ Ernst & Young LLP

New Orleans, Louisiana
June 8, 2005